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                                                                    Exhibit 99.1
Thursday May 27, 8:02 am Eastern Time

Company Press Release

SOURCE: The IT Group, Inc.

The IT Group Announces Early Termination of Hart-Scott-
Rodino Waiting Period For Acquisition of EMCON

PITTSBURGH, May 27 /PRNewswire/ -- The IT Group, Inc. (NYSE: ITX) announced today that early termination of the 15-day waiting period of the Hart-Scott-Rodino Act of 1976, applicable to The IT Group's previously announced agreement to acquire EMCON, was granted by the Federal Trade Commission. Early termination or expiration of the waiting period was one of the conditions for the purchase. That condition has now been satisfied.

The IT Group, Inc. is a leading provider of diversified, value-added services in the areas of environmental consulting, facilities management, engineering and construction, and remediation. More information on The IT Group can be found on the Internet at www.theitgroup.com. The IT Group's common stock and depositary
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shares are traded on the New York Stock Exchange under the symbols ITX and
ITXpr, respectively.


SOURCE:  The IT Group, Inc.